UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave. Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously reported in Current Reports on Form 8-K filed on June 18, 2014 and October 2, 2014, CNL Lifestyle Properties, Inc., through various operating subsidiaries (collectively, the “Company”), entered into an agreement on June 12, 2014 (the “Purchase and Sale Agreement”) with CF Arcis X LLC, an unaffiliated third party (the “Buyer”), for the sale of the Company’s entire portfolio of golf assets comprised of 48 properties (the “Golf Properties”). The purchase and sale of the Golf Properties pursuant to the Purchase and Sale Agreement is hereinafter referred to as the “Sale.”

The aggregate purchase price for the Golf Properties is approximately $320.0 million (the “Purchase Price”), subject to adjustment for certain receivables and operational fees and expenses. On September 30, 2014, the Company completed the sale of the first tranche of 46 Golf Properties to the Buyer which represents a purchase price of approximately $306.5 million. On November 19, 2014, the Company completed the sale of Meadowlark Golf Club located in Huntington Beach, California to the Buyer which represents a purchase price of approximately $8.4 million. It is expected that, the Company will complete the sale of the one remaining Golf Property, Forest Park Golf Course located in St. Louis, Missouri, which represents a purchase price of approximately $5.1 million by the end of the year. The proceeds from the Sale have been or will be used to (i) retire debt, and/or (ii) make strategic capital expenditures to enhance certain of the Company’s existing properties.

It is believed the effect of the Sale of the Golf Properties will be a marginal reduction to the Company’s estimated net asset value per-share, cash flows from operations and modified funds from operations (MFFO) as the net proceeds from the sale are used to retire the debt on the golf portfolio and are reinvested.

In March 2014, the Company engaged Jefferies LLC, a global investment banking and advisory firm, to assist the Company in actively evaluating strategic alternatives to provide liquidity to the stockholders.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014		CNL LIFESTYLE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer